Exhibit 10.2

Execution Copy

TENDER AND OPTION AGREEMENT

TENDER AND OPTION AGREEMENT, dated as of October 10, 2003 (the “Agreement”), among Euramax International, Inc., a Delaware corporation (“Parent”), Amerimax Pennsylvania, Inc., a Pennsylvania corporation and an indirect wholly owned subsidiary of Parent (“Purchaser”), Berger Holdings, Ltd., a Pennsylvania corporation (the “Company”), and the persons listed on Schedule A hereto (each a “Shareholder” and, collectively, the “Shareholders”).

WHEREAS, Parent, Purchaser and the Company propose to enter into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented, the “Merger Agreement”) providing for, among other things, the making of a cash tender offer (as such offer may be amended from time to time as permitted under the Merger Agreement, the “Offer”) by Purchaser for all of the issued and outstanding shares of common stock, par value $.01 per share, of the Company (the “Company Common Stock” or the “Shares”) and the merger of the Company and Purchaser on the terms and conditions set forth in the Merger Agreement (the “Merger”);

WHEREAS, each Shareholder is the beneficial owner (as hereinafter defined) of the Shares set forth opposite such Shareholder’s name on Schedule A hereto; such Shares, as such may be adjusted by stock dividend, stock split, recapitalization, combination or exchange of shares, merger, consolidation, reorganization or other change or transaction of or by the Company, together with Shares that may be acquired after the date hereof by such Shareholder, including shares of Company Common Stock issuable upon the exercise of options (including the Options set forth in Schedule A), being collectively referred to herein as the “Securities” of such Shareholder; and

WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Parent and Purchaser have required that the Shareholders enter into this Agreement;

NOW, THEREFORE, to induce Parent and Purchaser to enter into, and in consideration of their entering into, the Merger Agreement, and in consideration of the premises and the representations, warranties and agreements contained herein and intending to be legally bound hereby, the parties agree as follows:

Section 1.                                            Certain Definitions.  Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Merger Agreement.

Section 2.                                            Representations and Warranties of the Shareholders.  Each Shareholder, severally and not jointly, represents and warrants to Parent and Purchaser, as of the date hereof and as of any Closing (as defined herein), as follows:

(a)                                  Such Shareholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which meaning will apply for all purposes of this Agreement) of, and has good title to, all of such Shareholder’s

Securities, free and clear of any mortgage, pledge, hypothecation, rights of others, claim, security interest, charge, encumbrance, title defect, title retention agreement, voting trust agreement, interest, option, lien, charge or similar restriction or limitation, including any restriction on the right to vote, sell or otherwise dispose of the Securities (each, a “Lien”), except as set forth in this Agreement.

(b)                                 The Securities set forth opposite his, her or its name on Schedule A constitute all of the securities (as defined in Section 3(a)(10) of the Exchange Act, which definition will apply for all purposes of this Agreement) of the Company beneficially owned, directly or indirectly, by such Shareholder.

(c)                                  Except for such Securities, such Shareholder does not, directly or indirectly, other than as disclosed on Schedule A, beneficially own or have any option, warrant or other right to acquire any securities of the Company that are or may by their terms become entitled to vote or any securities that are convertible or exchangeable into or exercisable for any securities of the Company that are or may by their terms become entitled to vote, nor is such Shareholder subject to any Contract, commitment, arrangement, understanding, restriction or relationship, other than this Agreement, that provides for such Shareholder to vote or acquire any securities of the Company.  Such Shareholder holds exclusive power to vote the Securities and has not granted a proxy to any other person (as defined in the Merger Agreement, which meaning will apply for all purposes of this Agreement) to vote the Securities, subject to the limitations set forth in this Agreement.

(d)                                 Such Shareholder has full legal capacity, power and authority to execute and deliver this Agreement and to perform his, her or its obligations hereunder and such execution, delivery and performance have been authorized by such Shareholder, and no other proceedings or actions by such Shareholder are necessary therefor.

(e)                                  This Agreement has been duly executed and delivered by such Shareholder and, assuming this Agreement constitutes a valid and binding agreement of Parent, Purchaser and the Company, is a valid and binding obligation of such Shareholder enforceable against such Shareholder in accordance with its terms.

(f)                                    Neither the execution and delivery of this Agreement nor the performance by such Shareholder of his, her or its obligations hereunder will conflict with, result in a violation or breach of, or constitute a default (or an event that, with notice or lapse of time or both, would result in a default) or give rise to any right of termination, amendment, cancellation, or acceleration or result in the creation of any Lien on any Securities under, (i) any Contract, commitment, agreement, understanding, arrangement or restriction of any kind to which such Shareholder is a party or by which such Shareholder is bound or (ii) any injunction, judgment, writ, decree, order or ruling applicable to the Shareholder; except for conflicts, violations, breaches, defaults, terminations, amendments, cancellations, accelerations or Liens, disclosed on Section 3.1(c) of the Company Disclosure Schedule, that could not individually or in the aggregate be reasonably expected to prevent or materially impair or delay the performance by such Shareholder of his, her or its obligations hereunder.

(g)                                 Neither the execution and delivery of this Agreement nor the performance by such Shareholder of his, her or its obligations hereunder will violate any law, decree, statute, rule or regulation applicable to the Shareholder or require any order, consent, authorization or approval of, filing or registration with, or declaration or notice to, any court, administrative agency or other governmental body or authority, the violation of which or failure to take any such action could, individually or in the aggregate, be reasonably expected to prevent or materially impair or delay the performance by such Shareholder of its obligations hereunder, other than any required notices or filings pursuant to federal or state securities laws.

(h)                                 Except as set forth in Section 3.8 of the Merger Agreement, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or the Merger Agreement based upon arrangements made by or on behalf of such Shareholder that is or will be payable by the Company or any of its subsidiaries.

(i)                                     Such Shareholder understands and acknowledges that Parent is entering into, and causing Purchaser to enter into, the Merger Agreement in reliance upon such Shareholder’s execution, delivery and performance of this Agreement.

(j)                                     To the extent such Shareholder is a trust, such Shareholder has supplied or made available to Parent or Purchaser true and correct copies of all documents establishing, organizing, governing or controlling such trust including any order, decree or other judicial pronouncement affecting such trust documents, and all such documents remain in full force and effect.

(k)                                  Neither the Company nor any of its subsidiaries has any outstanding liabilities or obligations to such Shareholder that were not fully reflected or reserved against in the most recent financial statements included in the Filed Company SEC Documents, except for immaterial travel and other expenses related to service as an employee, officer or director and obligations relating to service as an employee, officer or director.

Section 3.                                            Representations and Warranties of the Company.  The Company represents and warrants to Parent and Purchaser, as of the date hereof and as of any Closing, as follows:

(a)                                  The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, has the requisite corporate power and corporate authority to execute and deliver this Agreement and to perform its obligations hereunder, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement.

(b)                                 This Agreement has been duly executed and delivered by the Company and, assuming this Agreement constitutes the valid and binding agreement of each of the Shareholders, Parent and Purchaser, is a valid and binding obligation of the Company, enforceable against it in accordance with its terms.

(c)                                  Neither the execution and delivery of this Agreement nor the performance by the Company of its obligations hereunder will conflict with, result in a violation or breach of, or constitute a default (or an event that, with notice or lapse of time or both, would result in a default) or give rise to any right of termination, amendment, cancellation, or acceleration or result in the creation of any Lien on the assets or properties of the Company under, (i) its articles of incorporation or bylaws, (ii) any Contract, commitment, agreement, understanding, arrangement or restriction of any kind to which the Company is a party or by which the Company is bound or (iii) any judgment, writ, decree, order or ruling applicable to the Company; except in the case of clause (ii) for conflicts, violations, breaches or defaults that would not individually or in the aggregate be reasonably expected to prevent or materially impair or delay the performance by the Company of its obligations hereunder.

(d)                                 Neither the execution and delivery of this Agreement nor the performance by the Company of its obligations hereunder will violate any law, decree, statute, rule or regulation applicable to the Company or require any order, consent, authorization or approval of, filing or registration with, or declaration or notice to, any court, administrative agency or other governmental body or authority, the violation of which or failure to take any such action could, individually or in the aggregate, be reasonably expected to prevent or materially impair or delay the performance by the Company of its obligations hereunder, other than any required notices or filings pursuant to federal or state securities laws.

(e)                                  The Company has taken all necessary corporate or other action (including approval by the Board of Directors of the Company) to render the provisions of Sections 2538 through 2588, inclusive, of the PBCL and any other applicable anti-takeover statutes, rules or regulations inapplicable to this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby.

Section 4.                                            Representations and Warranties of Parent and Purchaser.  Parent and Purchaser represent and warrant to the Shareholders, as of the date hereof and as of any Closing, as follows:

(a)                                  Each of Parent and Purchaser is a corporation duly organized, validly existing and in good standing under the laws of their respective jurisdiction of incorporation, has the requisite corporate power and corporate authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement.

(b)                                 This Agreement has been duly executed and delivered by Parent and Purchaser and, assuming this Agreement constitutes a valid and binding agreement of the Company and each of the Shareholders, is a valid and binding obligation of each of Parent and Purchaser, enforceable against each of them in accordance with its terms.

(c)                                  Neither the execution and delivery of this Agreement nor the performance by Parent and Purchaser of their respective obligations hereunder will conflict with, result in a violation or breach of, or constitute a default (or an event that, with notice or lapse of time or both, would result in a default) or give rise to any right of termination, amendment, cancellation, or acceleration under, (i) their respective certificates of incorporation or bylaws, (ii) any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which Parent or Purchaser is a party or by which Parent or Purchaser is bound or (iii) any judgment, writ, decree, order or ruling applicable to Parent or Purchaser; except in the case of clause (ii) for conflicts, violations, breaches or defaults that would not individually or in the aggregate be reasonably expected to prevent or materially impair or delay the performance by Parent or Purchaser of their obligations hereunder.

(d)                                 Neither the execution and delivery of this Agreement nor the performance by Parent and Purchaser of their respective obligations hereunder will violate any law, decree, statute, rule or regulation applicable to Parent or Purchaser or require any order, consent, authorization or approval of, filing or registration with, or declaration or notice to, any court, administrative agency or other governmental body or authority, the violation of which or failure to take any such action would not individually or in the aggregate be reasonably expected to prevent or materially impair or delay the performance by Parent or Purchaser of their obligations hereunder, other than any required notices or filings pursuant to federal or state securities laws.

(e)                                  Any Securities acquired upon exercise of the Purchase Option (as defined herein) will be acquired for Parent’s or Purchaser’s own account, and will not be, and the Purchase Option is not being, acquired by Parent and Purchaser with a view to public distribution thereof in violation of any applicable provisions of the Securities Act of 1933, as amended (the “Securities Act”).

Section 5.                                            Transfer of the Shares.  During the term of this Agreement, except with the written consent of Parent or Purchaser or as otherwise expressly provided herein, each Shareholder agrees that such Shareholder will not (a) tender into any tender or exchange offer or otherwise sell, transfer, pledge, assign, hypothecate or otherwise dispose of, or encumber with any Lien, any of the Securities, except for (i) transfers to any spouse or descendant of such Shareholder, or any trust or retirement plan or account for the benefit of such Shareholder, spouse or descendant; provided that any such transfer shall not release the transferring Shareholder of any of its obligations under this Agreement and any such transferee agrees in writing to be bound by the terms of this Agreement and (ii) transfers by operation of law provided that any such transferee shall be bound by the terms of this Agreement, (b) purchase or otherwise voluntarily acquire any Securities (otherwise than in connection with a transaction of the type described in Section 6 or by exercising any of the Options), (c) deposit the Securities into a voting trust, enter into a voting agreement or arrangement with respect to the Securities or grant any proxy or power of attorney with respect to the Shares, (d) enter into any Contract, option or other arrangement (including any profit sharing arrangement) or undertaking with respect to the direct or indirect sale, transfer, pledge, assignment, hypothecation or other disposition of any interest in or the voting of any Securities or any other securities of the Company or (e) take any other action that would in any way destroy, materially diminish or impair the voting power or economic rights or other rights attributable to such Shareholder’s Shares or materially restrict, limit or interfere with the performance of such Shareholder’s obligations hereunder or the transactions contemplated hereby or which would otherwise materially diminish the benefits of this Agreement to Parent or Purchaser.

Section 6.                                            Adjustments.

(a)                                  In the event (i) of any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of capital stock or other securities of the Company on, of or affecting the Shares or the like or any other action that would have the effect of changing a Shareholder’s ownership of the Company’s capital stock or other securities or (ii) a Shareholder becomes the beneficial owner of any additional Shares of or other securities of the Company, then the terms of this Agreement will apply to the shares of capital stock held by such Shareholder immediately following the effectiveness of the events described in clause (i) or such Shareholder becoming the beneficial owner thereof, as described in clause (ii), as though they were Securities hereunder.

(b)                                 Each Shareholder hereby agrees, during the term of this Agreement, to promptly notify Parent and Purchaser of the number of any new Securities acquired by such Shareholder, if any, after the date hereof, provided that the acquisition of Company Common Stock upon the exercise of Options set forth on Schedule A shall not require such notification.  The Company agrees that it shall promptly notify Parent and Purchaser upon the exercise of Options set forth on Schedule A.

Section 7.                                            Tender of Securities.  Unless this Agreement has been terminated, each Shareholder hereby agrees that such Shareholder will validly tender (or cause the record owner of such shares to validly tender) and sell (and not withdraw, except in the event the Purchase Option is exercised, in which case such withdrawal shall be for the limited purpose of consummating the Purchase Option) pursuant to and in accordance with the terms of the Offer as promptly as reasonably practicable and in any event not later than the tenth business day after commencement of the Offer (or the earlier of the expiration date of the Offer and the fifth business day after such Shares, as the case may be, are acquired by such Shareholder if the Shareholder acquires Shares after the date hereof), all of the then outstanding Shares beneficially owned by such Shareholder (including the shares of Company Common Stock outstanding as of the date hereof and set forth on Schedule A opposite such Shareholder’s name).  In the event, notwithstanding the provisions of the first sentence of this Section 7, during the term of this Agreement, any Shares beneficially owned by a Shareholder are for any reason withdrawn from the Offer or are not purchased pursuant to the Offer, such Shares will remain subject to the terms of this Agreement.  Each Shareholder acknowledges that Purchaser’s obligation to accept for payment and pay for Shares tendered in the Offer is subject to all the terms and conditions of the Offer.

Section 8.                                            Voting Agreement.  Each Shareholder, by this Agreement and during its term, does hereby (a) agree that at any annual, special, postponed or adjourned meeting of the Shareholders of the Company it will cause the Shares such Shareholder beneficially owns to be counted as present (or absent if requested by Parent or Purchaser) thereat for purposes of establishing a quorum in order to vote or consent and (b) constitute and appoint Parent and Purchaser, or any nominee thereof, with full power of substitution, during and for the term of this

Agreement, as his, her or its true and lawful attorney and proxy for and in his, her or its name, place and stead, to vote all the Shares such Shareholder beneficially owns at the time of such vote, at any annual, special, postponed or adjourned meeting of the Shareholders of the Company (and this appointment will include the right to sign his, her or its name (as Shareholder) to any consent, certificate or other document relating to the Company that the laws of the Commonwealth of Pennsylvania may require or permit), in the case of both (a) and (b) above, (x) in favor of approval and adoption of the Merger Agreement and approval and adoption of the Merger and the other transactions contemplated thereby and (y) against (1) any Acquisition Proposal, (2) any action or agreement that could reasonably be expected to result in a breach in any respect of any covenant, agreement, representation or warranty of the Company under the Merger Agreement or this Agreement and (3) the following actions (other than the Merger and the other transactions contemplated by the Merger Agreement): (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any of its subsidiaries; (ii) a sale, lease or transfer of a material amount of assets of the Company or any of its subsidiaries, or a reorganization, recapitalization, dissolution or liquidation of the Company or any of its subsidiaries; (iii) (A) any change in a majority of the persons who constitute the board of directors of the Company or any of its subsidiaries as of the date hereof; (B) any change in the present capitalization of the Company or any amendment of the Company’s or any of its subsidiaries’ articles or certificate of incorporation or bylaws, as amended to date; (C) any other material change in the Company’s or any of its subsidiaries’ corporate structure or business; or (D) any other action that is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or adversely affect the Offer, the Merger and the other transactions contemplated by this Agreement and the Merger Agreement. This proxy and power of attorney is a proxy and power coupled with an interest, and each Shareholder declares that it is irrevocable until this Agreement shall terminate in accordance with its terms.  Each Shareholder hereby revokes all and any other proxies with respect to the Shares that such Shareholder may have heretofore made or granted.  For Shares as to which a Shareholder is the beneficial but not the record owner, such Shareholder shall use his, her or its reasonable best efforts to cause any record owner of such Shares to grant to Parent a proxy to the same effect as that contained herein.  Each Shareholder hereby agrees to permit Parent and Purchaser to publish and disclose in the Offer Documents and the Proxy Statement and related filings under the securities laws such Shareholder’s identity and ownership of Securities and the nature of his, her or its commitments, arrangements and understandings under this Agreement.

Section 9.                                            No Solicitation.  Each Shareholder agrees that neither such Shareholder (in his, her or its capacity as such) nor any of such Shareholder’s officers, directors, employees, trustees (in their capacities as such), representatives, agents or affiliates (including, without limitation, any investment banker, attorney or accountant retained by any of them) will directly or indirectly initiate, solicit or encourage (including by way of furnishing non-public information or assistance), or take any other action to facilitate, any inquiries or the making or submission of any Acquisition Proposal, or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain or induce any person to make or submit an Acquisition Proposal or agree to or endorse any Acquisition Proposal or assist or participate in, facilitate or encourage, any effort or attempt by any other person or entity to do or seek any of the foregoing or authorize or permit any of its officers, directors, employees, trustees

(in their capacities as such) or any of its affiliates or any investment banker, financial advisor, attorney, accountant or other representative or agent retained by any of them to take any such action.  Each Shareholder shall promptly (and in any event within one business day) advise Parent in writing of the receipt of request for information or any inquiries or proposals relating to an Acquisition Proposal.  The terms of this Section 9 shall not restrict or limit the effect of Section 24 hereof.

Section 10.                                      Grant of Purchase Option.

(a)                                  Each Shareholder hereby grants to Parent and Purchaser an irrevocable option (the “Purchase Option”) to purchase for cash, in a manner set forth below, any or all of the Shares (and including Shares acquired after the date hereof by such Shareholder) beneficially owned by the Shareholder at a price (the “Exercise Price”) per Share equal to $3.90 per share of Company Common Stock.  In the event of any stock dividends, stock splits, recapitalizations, combinations, exchanges of shares or the like, the Exercise Price will be appropriately adjusted for the purpose of this Section 10.

(b)                                 In the event that (i) the Purchase Option has been exercised, in whole or in part with respect to any Shareholder, (ii) the Merger is consummated and (iii) Parent and Purchaser have increased the price per share of either the Company Common Stock payable in the Merger above the Exercise Price set forth in Section 10(a) (it being understood that the payment of any amounts pursuant to the exercise of dissenters’ rights will not be considered for this purpose), Parent shall pay to each Shareholder from whom Parent or Purchaser purchased Purchase Option Shares, within two business days following the Effective Time of the Merger, by certified check or official bank check in immediately available funds or by wire transfer of immediately available funds, as such Shareholder may direct, an amount equal to the excess of (A) the price per share paid for the Company Common Stock in the Merger over (B) the Exercise Price of the Company Common Stock, purchased by Parent or Purchaser from such Shareholder upon exercise of the Purchase Option.

Section 11.                                      Exercise of Purchase Option.

(a)                                  Subject to the conditions set forth in Section 13 hereof, the Purchase Option may be exercised by Parent or Purchaser, in whole or in part, at any time or from time to time after the occurrence of any Trigger Event (as defined below).  The Company shall notify Parent promptly in writing of the occurrence of any Trigger Event, it being understood that the giving of such notice by the Company or the Shareholder is not a condition to the right of Parent or Purchaser to exercise the Purchase Option.  In the event Parent or Purchaser wishes to exercise the Purchase Option, Parent shall deliver to each Shareholder a written notice (an “Exercise Notice”) specifying the total number of Shares it wishes to purchase from such Shareholder.  Each closing of a purchase of Shares (a “Closing”) will occur at a place, on a date and at a time designated by Parent or Purchaser in an Exercise Notice delivered at least five business days prior to the date of the Closing.

(b)                                 A “Trigger Event” means any one of the following: (i) the Offer has expired but, due to the failure of the Shareholder in breach of this Agreement to validly tender and not withdraw all of the then outstanding Shares beneficially owned by such Shareholder, the Purchaser has not accepted for payment or paid for any Shares pursuant to the Offer or (ii) the Offer has expired and the Parent or Purchaser has waived the Minimum Condition and accepted any Shares for purchase pursuant to the Offer.

(c)                                  If requested by Parent and Purchaser in the Exercise Notice and only if necessary and sufficient to achieve the Minimum Condition (together with other similarly placed Shareholders), such Shareholder shall exercise all Options (to the extent exercisable) and other rights (including conversion or exchange rights) beneficially owned by such Shareholder and shall sell the Shares acquired pursuant to such exercise to Parent or Purchaser as provided in this Agreement.

(d)                                 The Company agrees that immediately upon the purchase of any Shares by Purchaser or any of its affiliates pursuant to the Purchase Option, Purchaser shall be entitled to designate such number of directors, rounded up to the next whole number, on the Board of Directors of the Company as will give Purchaser representation on the Board of Directors of the Company equal to the product of (i) the total number of directors on the Board of Directors of the Company (giving effect to the increase in the size of such Board pursuant to this Section 11) and (ii) the percentage that the number of votes represented by Shares beneficially owned by Purchaser and its affiliates (including Shares so purchased pursuant to the Purchase Option) bears to the number of votes represented by Shares then outstanding.  In furtherance thereof, the Company covenants to Parent and Purchaser that it and its Board of Directors shall, upon the request of Parent, use their best efforts promptly either to increase the size of its Board of Directors or to secure the resignations of such number of its incumbent directors, or both, as is necessary to enable such designees of Parent to be so elected or appointed to the Company’s Board of Directors, and, subject to applicable law, the Company shall take all actions available to the Company to cause such designees of Parent to be so elected or appointed (including by calling a special meeting of its shareholders if so requested by Parent or Purchaser).  At such time, the Company shall, if requested by Parent, subject to applicable law, also take all action necessary to cause persons designated by Parent to constitute at least the same percentage (rounded up to the next whole number) as is on the Company’s Board of Directors of (i) each committee of the Company’s Board of Directors, (ii) each board of directors (or similar body) of each subsidiary of the Company and (iii) each committee (or similar body) of each such board.  Such designees of Purchaser shall be assigned to the classes of directors having the latest possible expiration dates for their terms of office at the time of such election.

Section 12.                                      Termination of Purchase Option.  The Purchase Option will terminate upon the earliest of: (i) the Effective Time; (ii) termination of the Merger Agreement; or (iii) the exercise in full of the Purchase Option and consummation of the Closing with respect thereto.  Upon the giving by Parent or Purchaser to a Shareholder of the Exercise Notice and the tender of the aggregate Exercise Price, Parent or Purchaser, as the case may be, subject to applicable law and the conditions of Section 13, will be deemed to be the holder of record of the Shares transferable upon such exercise, notwithstanding that the stock transfer books of the Company are then closed or that certificates representing such Shares have not been actually delivered to Parent.

Section 13.                                      Conditions To Closing.  The obligation of each Shareholder to sell such Shareholder’s Shares to Parent or Purchaser hereunder is subject to the condition that no preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining such sale or acquisition is in effect.

Section 14.                                      Closing.  At any Closing with respect to Shares beneficially owned by a Shareholder, (i) such Shareholder will deliver to Parent or Purchaser, as the case may be, a certificate or certificates in definitive form representing the number of the Shares specified by Parent or Purchaser, as the case may be, in its Exercise Notice, such certificate to be registered in the name of Parent or Purchaser, as the case may be, and (ii) Parent or Purchaser, as the case may be, will deliver to the Shareholder the aggregate Exercise Price (and if a Specified Shareholder, less any Incentive Payments owed by such Specified Shareholder in accordance with Section 19(b) hereof) for the Shares so specified and being purchased by wire transfer of immediately available funds.  Such Shareholder will pay all Shareholder’s expenses, and any and all United States federal, state and local transfer taxes and other similar charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 14 in the name of Parent or Purchaser, as the case may be.  At the Closing, each Shareholder shall deliver to Parent or Purchaser, as the case may be, good title to all of the Securities beneficially owned by it, free and clear of any Liens.

Section 15.                                      No Impairment.  The Company will not take any action that will in any way destroy or materially diminish or impair the rights and preferences attributable to the Shares (including the voting rights and power, economic rights and the percentage ownership interest represented by the Shares) purchased pursuant to or subject to the Purchase Option, including, without limitation, issuance of additional capital stock of the Company or securities convertible, exercisable or representing a right to such capital stock, amending the Articles of Incorporation or Bylaws of the Company, declaring a stock dividend, declaring a stock split, recapitalizing the Company, reclassifying the capital stock of the Company, reorganizing the Company, or combining or exchanging shares of capital stock or other securities of the Company.

Section 16.                                      No Inconsistent Agreements.  No Shareholder shall enter into any agreement or understanding with any person or entity the effect of which would be inconsistent or violative of the provisions of this Agreement.

Section 17.                                      Termination.  Subject to Section 26(a), this Agreement will terminate (a) upon the earlier to occur of (i) the termination of the Purchase Option pursuant to clause (i) of Section 12, (ii) 90 days after the final Closing, except for Sections 12, 18 and 19 hereof, which will only terminate, if at all, as and when provided therein, or (iii) the termination of the Merger Agreement or (b) by the mutual consent of each Shareholder as to its rights and obligations hereunder, the Board of Directors of the Company and the Board of Directors of Parent.

Section 18.                                      Specified Shareholder Obligations.

(a)                                  Messrs. Joseph Weiderman and Theodore Schwartz hereby waive and release all rights, payments or other benefits which may be payable to them in connection with or as a result of the consummation of the Offer or Merger, in any way related to their respective roles as employees and directors of the Company or its subsidiaries, including without limitation, under the Change of Control Agreements, dated January 1, 2001, by and between the Company and each of Joseph Weiderman and Theodore Schwartz, or any other change in control agreements, severance agreements, employment agreements and other agreements.  Messrs. Joseph Weiderman and Theodore Schwartz expressly acknowledge that the only payments, benefits or other compensation that may be payable to them by any of Parent, Purchaser, the Company or any of their subsidiaries or affiliates in connection with or as a result of the transactions contemplated by the this Agreement or the Merger Agreement, is the Common Stock Price in the Offer, the Merger Consideration in the Merger or the Exercise Price upon exercise of the Purchase Option, as applicable, except for miscellaneous benefits granted to or conferred upon either of them by the Company after the date of this Agreement and prior to the Effective Time that will not exceed $25,000 in the aggregate for each individual.

(b)                                 In order to induce Parent and Purchaser to enter into this Agreement and the Merger Agreement and to consummate the transactions relating to the Options contemplated by the Merger Agreement, immediately prior to (and subject to) the acceptance of any shares of Company Common Stock for payment by Purchaser or Parent under the Offer, or with respect to a given Specified Shareholder (as defined below), concurrently with Purchaser’s exercise of the Purchase Option with respect to Shares held by such Specified Shareholder, the Shareholders listed on Schedule B hereto (the “Specified Shareholders”) shall be obligated to make the payments (the “Incentive Payments”) to Parent as set forth on Schedule B hereto.  Purchaser is hereby authorized to reduce the Cash Payment to be made to the Specified Shareholders by the amount of their respective Incentive Payments.  If Parent or Purchaser shall fail to purchase any Shares validly tendered and not withdrawn in the Offer by a Specified Shareholder, in accordance with the terms of the Offer Documents and applicable law, or if not so tendered, if Purchaser shall fail to consummate the Merger and the Merger Agreement shall terminate, Purchaser shall be obligated to refund to any Specified Shareholder any such Incentive Payments that were actually made by such Specified Shareholder (except to the extent such Incentive Payment is paid in connection with the exercise of the Purchase Option).

(i)                                     The parties hereto intend for the Incentive Payments to be treated as a reduction in the Cash Payments payable for such Shareholder’s Options in accordance with Section 2.10 of the Merger Agreement for accounting and tax purposes.

Section 19.                                      Covenant Not To Compete.  In order to induce Parent and Purchaser to enter into this Agreement and the Merger Agreement and to consummate the transactions contemplated hereby and thereby, Messrs. Joseph Weiderman and Theodore Schwartz (the “Specified Executives”) hereby agree as follows:

(a)                                  Each Specified Executive agrees that, from the date of acceptance of any Shares pursuant to the Offer or the purchase of any Shares pursuant to the Purchase Option and for five years thereafter, such Specified Executive shall not directly or indirectly, anywhere in the United States, engage in any business which is the same as, similar to, or in competition with the business of the Company and the Surviving Corporation or any of its subsidiaries.  Each Specified Executive acknowledges that the restrictions contained herein, in view of the nature of the business in which such Specified Executive is or has been engaged, are reasonable and necessary to protect the legitimate interest of the Company and the Surviving Corporation or any of its subsidiaries, that Parent and Purchaser would not have entered into this Agreement or the Merger Agreement or been willing to consummate the transactions contemplated thereby without the benefit of such restrictions, and that any violation of any of these restrictions would result in irreparable injury to Parent, Company and the Surviving Corporation or any of its subsidiaries.  Each Specified Executive acknowledges that in the event of a violation of any such restrictions, the Company and the Surviving Corporation will be entitled to preliminary and permanent injunctive relief as well as an equitable accounting of all earnings, profits and other benefits arising from such violation which rights shall be cumulative and in addition to any other rights or remedies to which Company and the Surviving Corporation may be entitled.  In the event that any such Specified Executive shall engage, directly or indirectly, in any business in competition with the business of the Company and the Surviving Corporation, the non-competition time period referred to above shall be extended by a period of time equal to that period beginning when such violation commenced, and ending when the activities constituting such violation shall have finally been terminated in good faith.

(b)                                 In addition, at all times after the date of this Agreement, each Specified Executive shall not disclose confidential information of the Company or the Surviving Corporation in violation of the Merger Agreement to any other person, entity, corporation, trust, association or partnership.  For the purposes hereof, the term “confidential information” shall include, but not be limited to, all lists or the identity of any customers, suppliers, creditors or contacts of the Company, the Surviving Corporation or any of their subsidiaries.  It shall also include any and all information pertaining to any formulas, business opportunities, processes, techniques, plans, contracts, sales or other financial data of Company or Surviving Corporation.

(c)                                  Notwithstanding anything to the contrary contained herein, in the event that any court of equity determines that time period, geographic scope and/or business scope of this restrictive covenant is held to be unenforceably long or broad, as the case may be, then, and either such event, neither the enforceability nor the validity of this section as a whole shall be affected.  Rather, the time period and/or scope of the restriction so affected shall be reduced to the maximum permitted by law.

Section 20.                                      Expenses.  Except as otherwise expressly provided herein or in the Merger Agreement, all costs and expenses incurred by any of the parties hereto will be borne by the party incurring such costs and expenses.  Parent and Purchaser, on the one hand, and the Company and the Shareholders, on the other hand, will indemnify and hold harmless the other from and against any and all claims or liabilities for finder’s fees or brokerage commissions or other like payments incurred by reason of action taken by him, her or it or any of them, as the case may be, provided that a Shareholder shall only be obligated to so indemnify and hold harmless Parent or Purchaser from and against any such claims by reason of any action taken by such Shareholder.

Section 21.                                      Further Assurances.  Each party hereto will execute and deliver all such further documents and instruments and take all such further action as may be reasonably necessary in order to consummate the transactions contemplated hereby.  The Company covenants to Parent and Purchaser that it and its Board of Directors shall (i) use its reasonable best efforts to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the Purchase Option and the Transactions and (ii) if any state takeover statute or similar statute or regulation becomes applicable to any of the Transactions, use its reasonable best efforts to ensure that the Purchase Option and the other Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and the Merger Agreement and otherwise to minimize the effect of such statute or regulation on the Purchase Option and the other Transactions.

Section 22.                                      Publicity.  A Shareholder shall not issue any press release or otherwise make any public statements with respect to this Agreement or the Merger Agreement or the other transactions contemplated hereby or thereby without the consent of Parent and Purchaser, except as may be required by law or applicable stock exchange or NASDAQ rules.

Section 23.                                      Stop Transfer Order.  The Company agrees with, and covenants to, Parent and Purchaser that the Company shall not register the transfer of any certificate representing any Shareholder’s Securities unless such transfer is made in accordance with the terms of this Agreement.  The Company and such Shareholder agree to take all reasonable steps to place with the Company’s transfer agent a stop transfer order on such Securities.

Section 24.                                      Shareholder Capacity.  No person executing this Agreement makes any agreement or understanding herein in such Shareholder’s capacity as a director or officer of the Company or any subsidiary of the Company.  Each Shareholder signs solely in such Shareholder’s capacity as the beneficial owner of such Shareholder’s Shares and nothing herein shall limit or affect any actions taken by a Shareholder in such Shareholder’s capacity as an officer or director of the Company or any subsidiary of the Company to the extent specifically permitted by the Merger Agreement (including Section 6.1 of the Merger Agreement).  Each Shareholder agrees not to take any action that will violate Section 6.1 of the Merger Agreement.

Section 25.                                      Enforcement.  Each Shareholder and the Company acknowledge that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached by any Shareholder or the Company.  It is accordingly agreed that Parent and Purchaser will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.  Each Shareholder and the Company further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.  The provisions of this paragraph are without prejudice to any other rights that another party hereto may have against another party hereto for any failure to perform its obligations under this Agreement.  In addition, each Shareholder hereto (i) consents to submit to the personal jurisdiction of the United States District Court for the Eastern District of Pennsylvania and, in the absence of Federal jurisdiction, the state courts located in Philadelphia County in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees not to attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees not to bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than the courts specified in clause (i) above and (iv) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the Transactions.  In furtherance of the foregoing, each Shareholder and the Company hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the courts specified in clause (i) above, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.  The Company and each Shareholder hereby designates, appoints and empowers the Company as their true and lawful agent and attorney in-fact in their name, place and stead to receive and accept on their behalf service of process in any action, suit or proceeding with respect to any matters as to which it has submitted to jurisdiction as set forth above.

Section 26.                                      Miscellaneous.

(a)                                  All representations and warranties contained herein will terminate as provided in Section 17(a), except that the representations and warranties contained in Section 2 (a) shall survive for three years after the date of this Agreement and the representations and warranties contained in Sections 2(b)-(g), inclusive, and Section 3 and Section 4 will survive for one year after the termination of the Purchase Option as set forth in Section 12.  The covenants and agreements made herein will survive in accordance with their respective terms.  The representations and warranties given by each Shareholder herein are not in derogation or limitation of the representations and warranties given by such Shareholder in any letters of transmittal or similar documents executed and delivered by such Shareholder pursuant to the Offer or the Merger.

(b)                                 Each Shareholder approves and consents to the cancellation of their Options in exchange for the Cash Payments subject to the terms and conditions set forth in the Merger Agreement.

(c)                                  Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits thereof.  No such waiver, amendment or supplement will be effective unless in writing and signed by the party or parties sought to be bound thereby.  Any waiver by any party of a breach of any provision of this Agreement will not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement.  The failure of a party to insist upon strict adherence to any term of this Agreement or one or more sections hereof will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

(d)                                 This Agreement, together with the Merger Agreement and the other agreements referred to herein and therein, constitute the entire agreement among the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements among the parties with respect to such matters.

(e)                                  This Agreement will be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to the conflicts of laws principles thereof.

(f)                                    The words “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified.  Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.”  All terms defined in this Agreement shall have the defined meanings contained herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.  Any agreement, instrument, statute or rule defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, statute or rule as from time to time amended, modified or supplemented, including (in the case of agreements and instruments) by waiver or consent and (in the case of statutes and rules) by succession of comparable successor statutes and rules and all attachments thereto and instruments incorporated therein.  References to a person are also to its permitted successors and assigns.

(g)                                 All notices and other communications hereunder will be in writing and will be given (and will be deemed to have been duly given upon receipt) by delivery in person, by telecopy, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to the Company to:

Berger Holdings, Ltd.

805 Pennsylvania Boulevard

Feasterville, PA  19053

Attention:  President

Facsimile:  215-953-7750

With a copy to:

Wolf, Block, Schorr and Solis-Cohn LLP

1650 Arch Street

Philadelphia, PA  19103

Attention:  Jason M. Shargel

Telecopy:  215-977-2334

If to Parent or Purchaser to:

Euramax International, Inc.

5445 Triangle Parkway, Suite 350

Norcross, Georgia 30092

Attention:  Chief Executive Officer

Facsimile:  (770) 263-8031

with copies to:

Dechert LLP

4000 Bell Atlantic Tower

1717 Arch Street

Philadelphia, PA  19103

Attention:  Geraldine A. Sinatra

Telecopy:  215-994-2222

If to a Shareholder, at the address set forth on the signature pages hereto or, if no such address is specified, c/o the Company to the Company’s address as set forth above; or in each case to such other address as any party may have furnished to the other parties in writing in accordance herewith.

(h)                                 This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original, but all of which together will constitute one agreement.

(i)                                     This Agreement is binding upon and is solely for the benefit of the parties hereto and their respective successors, legal representatives and assigns. Neither this Agreement nor any of the rights, interests or obligations under this Agreement will be assigned by any of the parties hereto without the prior written consent of the other parties, except that Parent and Purchaser will have the right to assign to any direct or indirect wholly owned subsidiary of Parent or Purchaser permitted to be substituted for Purchaser or Parent under the Merger Agreement any or all rights and obligations of Parent or Purchaser under this Agreement, provided that any such assignment will not relieve either Parent or Purchaser from any of its obligations hereunder.

(j)                                     In the event any term or provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement will nevertheless remain in full force and effect. Upon any such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are consummated to the fullest extent possible.

(k)                                  All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity will be cumulative and not alternative, and the exercise of any thereof by either party will not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

(l)                                     The parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

IN WITNESS WHEREOF, each of the Company, Parent and Purchaser has caused this Agreement to be signed by its officer or director thereunto duly authorized and each Shareholder has signed this Agreement, all as of the date first written above.

EURAMAX INTERNATIONAL, INC.

By:	/s/ J. David Smith
Name: J. David Smith
Title: President

AMERIMAX PENNSYLVANIA, INC.

By:	/s/ J. David Smith
Name: J. David Smith
Title: President

BERGER HOLDINGS, LTD.

By:	/s/ Joseph F. Weiderman
Name: Joseph F. Weiderman
Title: President and Chief Executive Officer

SHAREHOLDERS:

/s/ Theodore A. Schwartz
Theodore A. Schwartz

/s/ Joseph F. Weiderman
Joseph F. Weiderman

/s/ Paul L. Spiese, III
Paul L. Spiese, III

/s/ Francis E. Wellock, Jr.
Francis E. Wellock, Jr.

/s/ Jacob I. Haft
Jacob I. Haft, M.D.

/s/ Larry Falcon
Larry Falcon

/s/ Jay Seid
Jay Seid

/s/ John P. Kirwin, III
John P. Kirwin, III

/s/ Jon M. Kraut, D.M.D.
Jon M. Kraut, D.M.D.

IRVING KRAUT Q-TIP TRUST

By:	/s/Jon M. Kraut, D.M.D.
Jon M. Kraut, D.M.D., co-trustee

IRVING KRAUT FAMILY TRUST

By:	/s/ Jon M. Kraut, D.M.D.
Jon M. Kraut, D.M.D., co-trustee

SCHEDULE A

Shareholder	Common Stock	Exercisable Options	Unexercisable Options
Theodore A. Schwartz	234,045	375,000	—
Joseph F. Weiderman	159,124	347,500	—
Paul L. Spiese, III	147,883	405,000	—
Francis E. Wellock, Jr.	31,000	319,000	—
Irving Kraut Q-TIP Trust	59,931	105,000	—
Irving Kraut Family Trust	200,000	—	—
Jon M. Kraut, D.M.D.	99,500	25,000	—
Jacob I. Haft, M.D.	125,366	130,000	—
Larry Falcon	37,791	115,000	—
Jay Seid	21,500	65,000	—
John Paul Kirwin, III	8,300	65,000	—

SCHEDULE B

Shareholder	Incentive Payment
Theodore A. Schwartz	$48,750
Joseph F. Weiderman	$45,175
Paul L. Spiese, III	$52,650
Francis E. Wellock, Jr.	$41,470
Irving Kraut Q-TIP Trust	$13,650
Jon M. Kraut, D.M.D.	$3,250
Jacob I. Haft, M.D.	$16,900
Larry Falcon	$14,950
Jay Seid	$8,450
John Paul Kirwin, III	$8,450

TOTAL:	$253,695